EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Georgianne Brown
BabyUniverse
561-277-6405
georgianne.brown@babyuniverse.com
Investor Contact:
BPC Financial Marketing
John Baldissera
800-368-1217
BabyUniverse Reports 2006 Results
JUPITER, FL., April 2, 2007 — BabyUniverse, Inc. (Nasdaq: POSH) announced today its financial results for the year and quarter ended December 31, 2006.
BabyUniverse announced the following:
•	Net sales for 2006 totaled $35.5 million, compared to net sales of $23.7 million for 2005, an increase of 49.8%.

•	Net loss for 2006 was $3,343,700, or $0.62 per share, compared to net loss of $492,297, or $.013 per share, for 2005.

•	Net sales during the fourth quarter of 2006 totaled $8.7 million, compared to net sales of $8.2 million during the fourth quarter of 2005, an increase of 6.1%.

•	Net loss for the fourth quarter was $2,044,657 or $0.36 per share, compared to net income of $52,252 or $0.01 per share, for the comparable quarter last year.
Commenting on the quarter and the year, John C. Textor, Chairman and CEO of BabyUniverse, stated, “Our financial performance for the latter part of 2006 is greatly reflective of the difficulty of operating a business that was in many ways paralyzed by the variety of alternatives that were being considered in our transformative strategic process. While we are thrilled with the outcome of this process, and the value enhancement for our shareholders that we expect to result from the eToys merger, we certainly did not enjoy the short-term financial and operating impacts of such a process.”
Specific factors related to the Company’s strategic plans and merger activity that adversely affected the Company’s year-end and fourth quarter financial results included the intentional suspension of a significant fulfillment-related cost savings initiative that required the execution of a long-term contract that would likely reduce the synergy opportunities with potential merger partners, capital constraints that reduced inventory-driven organic growth opportunities and high turnover and distraction of key management and operating personnel. The Company believes that certain of these factors are directly responsible for both higher operating expenses and an unexpectedly low gross profit margin of approximately 25% in the fourth quarter. The Company has subsequently remedied the impacts of these factors and has re-established its gross profit margin to more than 31% (unaudited) for each of January and February in 2007.
Regarding certain key areas of progress, Mr. Textor continued, “Notwithstanding our reported results, it is important to recognize that during the fourth quarter and subsequent weeks we made significant progress on a valuation-focused transformation of our business. The Company launched a meaningful content and new media property, BabyTV.com, in the final days of the fourth quarter. Already recognized as a compelling Internet property which combines elements of commerce and advertising through an integrated broadcast and social networking vehicle, we believe BabyTV.com is already positioned in 2007 to provide an attractive overall return on the investments we made in that property in 2006.”
In conclusion, Mr. Textor commented on the Company’s plans for 2007, “At this time, we remain focused on the completion of our announced merger with eToys. We are extremely excited about the potential valuation implications of this combination for our shareholders. We believe these valuation benefits will be realized not only through the market’s assessment of the financials of the combined enterprise, but also through the strong leadership skills of our new partners as we pursue an attractively valued business model that combines eCommerce and new media.”
The Company will host a conference call today, April 2, 2007, at 11:00 a.m. EST to discuss its 2006 financial results. Analysts, media representatives and the public are invited to participate by calling (800) 289-0572 (U.S. and Canada) or (913) 981-5543 (International) and referencing conference ID 7401289. An audio replay of this call will be available, following an 8-K filing which includes a transcript of the call as an exhibit, by dialing (888) 203-1112 (toll-free) or (719) 457-0820 (toll call) and referencing replay passcode 7401289. This conference call may contain forward-looking statements and other material information regarding BabyUniverse’s financial and operating results.
The conference call will also be webcast live through the BabyUniverse Investor Relations website at http://investor.babyuniverse.com/events.cfm. A replay of the audio webcast will be available, following an 8-K filing which includes a transcript of the call as an exhibit, through the Investor Relations link on the BabyUniverse website, www.babyuniverse.com, or directly at http://investor.babyuniverse.com/events.cfm.
About BabyUniverse, Inc.
BabyUniverse, Inc. (Nasdaq: POSH) is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its Web sites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its Web sites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
Additional Information About the Merger with eToys Direct, Inc. and Where to Find It
This document does not constitute an offer of any securities for sale. The proposed transaction will be submitted to BabyUniverse’s shareholders for their consideration. In connection with the proposed merger, BabyUniverse will file a registration statement, a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO

READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT, INC. AND THE PROPOSED MERGER. Investors can obtain more information about the proposed transaction by reviewing the Form 8-K filed by BabyUniverse in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about BabyUniverse at http://www.sec.gov, the SEC’s Web site. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s Web site at www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our Securities and Exchange Commission filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

BabyUniverse, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2006	2005
Assets
Cash	$3,473,278	$9,925,806
Accounts Receivable	732,186	788,405
Inventory, Net	2,048,485	1,237,659
Prepaid Expenses	331,457	275,532

Total Current Assets	6,585,406	12,227,402

Fixed Assets — Net	1,936,740	666,793
Intangible Assets — Net	2,811,627	176,972
Deposits	137,760	45,644
Goodwill	18,832,041	6,620,057

Total Assets	$30,303,574	$19,736,868

Liabilities and Stockholders’ Equity (Deficit)
Accounts Payable	$4,664,107	$2,621,424
Accrued Expenses	501,704	519,613
Gift Certificate Liability	115,192	69,188
Note And Capital Lease Payable — Current Portion	561,090	3,300
Deferred Revenue	787,758	358,064

Total Current Liabilities	6,629,851	3,571,589

Deferred Rent	189,542	15,543
Note And Capital Lease Payable — Long Term Portion	5,777,841	4,761

Total Liabilities	12,597,234	3,591,893

Stockholders’ Equity
Preferred Stock, $.001 par value, 10,000,000 shares authorized, no shares issued	—	—
Common Stock, $.001 par value, 50,000,000 shares authorized, 5,686,470 and 5,125,203 shares issued and outstanding at December 31, 2006 and 2005, respectively	5,686	5,125
Additional Paid in Capital	23,943,189	19,592,369
Unearned Compensation	—	(553,684)
Accumulated Deficit	(6,242,535)	(2,898,835)

Total Stockholders’ Equity (Deficit)	17,706,340	16,144,975

Total Liabilities and Stockholders’ Equity (Deficit)	$30,303,574	$19,736,868

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Operations

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Gross sales	$9,178,736	$8,390,007	$37,757,600	$24,512,026
Less — discounts & returns	(497,469)	(220,402)	(2,207,902)	(809,571)

Net sales	8,681,267	8,169,605	35,549,698	23,702,455

Cost of goods sold	6,504,659	5,712,611	25,389,702	17,417,416

Gross profit	2,176,608	2,456,994	10,159,996	6,285,039

Operating expenses:
Advertising	1,404,257	1,189,948	4,652,486	3,491,656
Salaries and benefits	1,232,500	494,942	3,933,441	1,526,794
Share based compensation	42,600	65.842	232,048	65,842
Technology	89,967	126,304	269,254	196,151
Restructuring	31,612	—	538,019	—
General and administrative	1,239,720	748,450	4,926,136	1,646,716

Total operating expenses	4,040,156	2,470,653	14,551,384	6,927,159

Operating income (loss)	(1,863,548)	(13,659)	(4,391,388)	(642,120)

Other income (expense):
Interest income	24,063	94,185	155,701	178,676
Interest expense	(205,172)	(274)	(608,013)	(853)
Gain on early extinguishment of debt	—	—	1,500,000	—

Income (loss) before provision for income taxes	(2,044,657)	80,252	(3,343,700)	(464,297)

Provision for income taxes	—	28,000	—	28,000

Net income (loss)	$(2,044,657)	$52,252 $	(3,343,700)	$(492,297)

Earnings (loss) per common share:
Basic	$(0.36)	$0.01	$(0.62)	$(0.13)
Diluted	$(0.36)	$0.01	$(0.62)	$(0.13)

Weighted average common shares outstanding:
Basic	5,686,470	5,076,480	5,419,872	3,667,913
Diluted	6,348,800	5,536,590	6,106,369	4,142,075

BabyUniverse, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year to Date Ended December 31,
	2006	2005
Operating activities:

Net income (loss)	$(3,343,700)	$(492,297)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	596,770	110,750
Share-based compensation	232,048	65,842
Gain on early extinguishment of debt	(1,500,000)	—
Amortization of prepaid finance costs	132,616	8,061

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	43,892	(160,362)
(Increase) in inventory	(704,710)	(630,279)
(Increase) in prepaid expenses	(55,925)	(170,920)
(Increase) in deposits	(88,587)	(27,918)
Increase in accounts payable	1,997,224	838,578
Increase (decrease) in accrued expenses	(181,859)	454,501
Increase in gift certificate liability	15,550	14,254
(Decrease) in deferred revenue	(264,989)	(48,065)
Increase in deferred rent	173,999	15,543

Net cash provided by (used in) operating activities:	(2,947,671)	(22,312)

Investing activities:

Purchase of fixed assets	(1,572,776)	(509,070)
Cash paid in acquisition, net of cash received	(6,017,419)	(6,623,443)
Purchase of intangible assets	(184,257)	—
Cash received from purchase price adjustment	300,000	—

Net cash used in investing activities:	(7,474,452)	(7,132,513)

Financing activities:
Proceeds from exercise of options	—	202,098
Proceeds from exercise of warrants	—	1,321
Proceeds from (costs associated with) initial public offering of common stock, net	(14,742)	16,343,101
Repayment of employee loans	—	(79,124)
Repayment of note for Posh Tots purchase	(4,500,000)	—
Proceeds from Hercules Technology financing	5,000,000	—
Cost of Hercules Technology financing	(473,463)	—
Proceeds from Lydian Bank financing, net	1,974,050	—
Proceeds from issuance of common stock, net	1,989,744	—

Net cash provided by financing activities:	3,969,595	16,467,396

Net (decrease) increase in cash	(6,452,528)	9,312,571
Beginning cash	9,925,806	613,235

Ending cash	$3,473,278	$9,925,806